ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20110582193-92
Ross Miller Secretary of State State of Nevada	Filing Date and Time 08/05/2011 12:30 PM
	Entity Number E0445932011-5

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Chimera Energy Corporation
2. Registered Agent for Service of Process: (check only one box)	[x] Commercial Registered Agent: Business Filings Incorporated (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: ___ City: ___ Nevada Zip Code: ___ Mailing Address (if different from street address): ___ City: ___ Nevada Zip Code: ___
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 100,000,000 Par value per share: $ 0.001 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Charles Grob (Name) 2800 Post Oak Blvd., Ste 4100 (Street Address) Houston (City) Texas (State) 77056 (Zip Code) 2) ___ (Name) Street Address: ___ City: ___ State: ___ Zip Code: ___
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* To engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of NRS.
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Business Filings Incorporated (Name) X [signature] Mark Williams, AVP (Incorporator Signature) 8040 Excelsior Dr., Ste 200 (Address) Madison (City) WI (State) 53717 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Mark Williams, AVP, Business Filings Incorporated Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date: August 5, 2011

This form must be accompanied by appropriate fees.